UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2008

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     Third Quarter 2008 Results. On October 23, 2008, we issued a press release announcing certain financial and operating results for the quarterly period ended September 30, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 22, 2008, the board of directors of NII Holdings, Inc. (the “Company”) appointed Rosendo G. Parra to serve as a new director filling a vacancy in the class of directors whose current terms expire in 2011.
     Rosendo G. Parra, age 48, is a founder of Daylight Partners and has been a partner of Daylight Partners since December 2007. Previously, Mr. Parra served as Senior Vice President for the Home and Small Business Group of Dell, Inc. from June 2006 to April 2007, as Senior Vice President and General Manager, Dell Americas from April 2002 until June 2006, Senior Vice President and Co-General Manager, Worldwide Home and Small Business Group from April 2001 until April 2002, Senior Vice President, Americas Public and Americas International from September 1998 until April 2001, Vice President, Public and Americas International, from February 1997 until September 1998, Group Vice President, Sales, Marketing and Service, from June 1994 until February 1997, and Vice President, Dell USA from August 1993 until June 1994. He also serves on the board of Brinker International, Inc. and YMAX/MagicJack.
     Consistent with the compensation policies applicable to our non-employee directors, Mr. Parra was granted stock options to purchase 17,100 shares of our common stock (representing the sum of an initial grant of options to purchase 15,000 shares and a grant of additional options equal to pro-rated portion of the 2008 annual option grant to directors) at an exercise price equal to the fair market value of a share of our common stock on the date of his election to the board of directors. The initial grant of options to purchase 15,000 shares will vest over a period of three years, with 33 1/3% vesting each year that Mr. Parra remains on our board of directors. The remaining options to purchase 2,100 shares will vest over a period of four years, with 25% vesting each year that Mr. Parra remains on our board of directors. The options, which were granted under our 2004 Incentive Compensation Plan, will be subject to the terms and conditions of a Nonqualified Stock Option Agreement that will be substantially the same as the form of agreement used in connection with prior grants of stock options to our non-employee directors. Mr. Parra will also be entitled to cash compensation consistent with our current compensation policies applicable to non-employee directors.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description

99.1	Press Release dated October 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
Date: October 23, 2008	By:	/s/ GARY D. BEGEMAN
Gary D. Begeman
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 23, 2008.